Exhbit 99.2
EBITDA and EBITDA plus Lease Expense

		Quarter Ended June 30,
		2006	2005
		(In thousands)

	Pretax earnings	$91,704	$57,297

	Interest expense	18,462	19,636
	Non recurring fees on early extinguishment of debt	-	35,627
	Depreciation (1)	39,671	34,237

	EBITDA(2)	149,837	146,797

	Lease Expense	37,727	33,295

	EBITDA plus Lease Expense(2)	187,564	180,092

(1)
	Depreciation	40,666	30,925
	(Gain)/loss on sale of real and personal property	(995)	3,312
	Total	$39,671	$34,237

(2)	Excludes amortization of deferred acquisitions costs at our insurance subsidiaries.